LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 400
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

September 24, 2009

Smithtown Bancorp, Inc.
100 Motor Parkway
Suite 160
Hauppauge, New York  11788

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Smithtown Bancorp, Inc., a New York corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (“Prospectus”), and any applicable supplement of the Prospectus (each, a “Prospectus Supplement”), of:

(i)	up to $100,000,000 in aggregate amount of the Company’s securities (the “Primary Securities”) consisting of:

(a)
senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities”, and collectively with the Senior Debt Securities, the “Debt Securities”);

(b)
common shares, $0.01 par value, of the Company (“Common Shares”), and related share purchase rights (“Common Share Rights”) to be issued pursuant to the Shareholder Protection Rights Agreement, dated as of September 23, 1997 and last amended as of February 6, 2008 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”);

(c)	preferred shares, $0.01 par value, of the Company (“Preferred Shares”), which may be issued in the form of depositary shares (“Depositary Shares”);

(d)	warrants to purchase Debt Securities, Common Shares, Preferred Shares or Depositary Shares of the Company (“Warrants”); and

Smithtown Bancorp, Inc.
September 24, 2009

(e)	units comprised of one or more of the securities described above in any combination (“Units”); and

(ii)
the registration and public offering by selling shareholders identified in the Prospectus and any applicable Prospectus Supplement (“Selling Shareholders”), from time to time, pursuant to Rule 415 under the Act, of up to 475,000 common shares, $0.01 par value, of the Company (“Warrant Shares”, and together with the Primary Securities, “Securities”) issuable to the Selling Shareholders upon the exercise of warrants issued to the Selling Shareholders (the “Selling Shareholder Warrants”) in private placements, and related share purchase rights (“Warrant Share Rights”, and together with the Common Share Rights, “Rights”) to be issued pursuant to the Rights Agreement.

We have assumed that the Senior Debt Securities will be issued pursuant to a Senior Debt Indenture (“Senior Indenture”) and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (“Subordinated Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”).  We have also assumed that the Senior Debt Securities and Subordinated Debt Securities will be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement.

We have examined: (i) the Registration Statement; (ii) the respective forms of Indentures filed as exhibits to the Registration Statement; (iii) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; (iv) corporate proceedings of the Company relating to the registration of the Securities and related matters; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning laws other than the Federal laws of the United States and the laws of the State of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction (except Federal securities laws). Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

Smithtown Bancorp, Inc.
September 24, 2009

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (ii) a Prospectus Supplement and any required pricing supplement will have been filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement, the applicable Prospectus Supplement and any applicable pricing supplement, (iv) any definitive purchase, underwriting, agency, brokerage or similar agreement with respect to any Primary Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) any Primary Securities issuable upon conversion, exchange, redemption or exercise of any Primary Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to Common Shares or Preferred Shares offered, there will be sufficient unissued Common Shares or Preferred Shares authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, and the consideration to be paid for the Common Shares or Preferred Shares shall be at least equal to par value or as otherwise required by law, (vii) in the case of an Indenture, Preferred Share Designations (as defined below), Deposit Agreement, Warrant Agreement, Unit Agreement, the Rights Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (viii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that:

(1)           Debt Securities. With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

Smithtown Bancorp, Inc.
September 24, 2009

(2)           Preferred Shares. With respect to any particular series of Preferred Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Preferred Shares, the terms of the offering thereof and related matters, including the adoption of a certificate of amendment to the Company’s Certificate of Incorporation providing for the issuance of a series of Preferred Shares (referred to herein as a “Preferred Share Designation”) and the filing of the Preferred Share Designation with the New York Department of State, and (b) certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Shares, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such Preferred Shares will be validly issued, fully paid and nonassessable.

(3)           Depositary Shares. With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the Preferred Shares underlying the Depositary Shares have been duly authorized for issuance, validly issued and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Depositary Shares, upon payment of the consideration therefor provided for therein, such Depositary Shares will constitute valid and binding obligations of the Company.

(4)           Common Shares. With respect to Common Shares, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters and (b) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered (i) in accordance with any applicable definitive purchase, underwriting, agency, brokerage or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Shares, upon payment of the consideration therefor provided for therein, (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, or (iii) otherwise, upon receipt of the consideration approved by the Board, then such Common Shares will be validly issued, fully paid and nonassessable.

Smithtown Bancorp, Inc.
September 24, 2009

(5)           Common Share Rights.  Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the share purchase rights issuable pursuant thereto and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of such share purchase rights thereunder would be in the best interests of the Company and its shareholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Common Shares related to the Common Share Rights have been validly issued and sold as contemplated by the Registration Statement, the Common Share Rights will be validly issued.

(6)           Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering of the Warrants and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

(7)           Units.  With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting, agent, brokerage or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Units, upon payment of the applicable consideration, such Units will constitute valid and binding obligations of the Company.

(8)           Warrant Shares.  The Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Selling Shareholder Warrants, will be duly and validly issued, fully paid and non-assessable.

(9)           Warrant Share Rights.  With respect to any Warrant Share Rights, assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the share purchase rights issuable pursuant thereto and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of such share purchase rights thereunder would be in the best interests of the Company and its shareholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Warrant Shares have been validly issued and paid for in accordance with the terms of the Selling Shareholder Warrants, the Warrant Share Rights will be validly issued.

Smithtown Bancorp, Inc.
September 24, 2009

In connection with our opinion set forth in paragraph (5) and (9) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of each such opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the Prospectus. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

We assume no obligation to advise you of any events that occur subsequent to the date of this opinion. This opinion is being furnished to you solely for your benefit and may not be relied upon by any other person or for any other purpose and it should not be quoted in whole or in part or otherwise referred to or be filed with or furnished to any governmental agency or other person or entity without our prior express written consent.

Very truly yours, /s/ LUSE GORMAN POMERENK & SCHICK LUSE GORMAN POMERENK & SCHICK, A Professional Corporation